Exhibit 13.1

In connection with the Annual Report of AB Volvo (publ) (the “Company”) on Form 20-F for the period ending December 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certify that to the best of our knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: June 19, 2007	/s/ Leif Johansson Name: Leif Johansson Title: President and Chief Executive Officer

Dated: June 19, 2007	/s/ Pär Östberg Name: Pär Östberg Title: Senior Vice President and Chief Financial Officer

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